UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2017

Central Index Key Number of the issuing entity: 0001698685

BANK 2017-BNK4

(Exact name of Issuing Entity)

Central Index Key Number of the depositor: 0000850779

Wells Fargo Commercial Mortgage Securities, Inc.

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of the sponsor: 0001102113

Bank of America, National Association

Central Index Key Number of the sponsor: 0001541557

Morgan Stanley Mortgage Capital Holdings LLC

Central Index Key Number of the sponsor: 0000740906

Wells Fargo Bank, National Association

(Exact Names of the Sponsors as Specified in their Charters)

North Carolina	333-206677-15	56-1643598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 South College Street, Charlotte, North Carolina	28288-1066
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code (704) 374-6161

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 19, 2017, Wells Fargo Commercial Mortgage Securities, Inc. (the “Registrant”) caused the issuance, pursuant to a Pooling and Servicing Agreement, dated as of April 1, 2017 (the “Pooling and Servicing Agreement”), between the Registrant, as depositor, Wells Fargo Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, Wilmington Trust, National Association, as trustee, and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer, of the BANK 2017-BNK4, Commercial Mortgage Pass-Through Certificates, Series 2017-BNK4 (the “Certificates”). The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (collectively, the “Publicly Offered Certificates”) were sold to Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Academy Securities, Inc., as underwriters (collectively, in such capacities, the “Underwriters”), pursuant to an Underwriting Agreement, dated as of April 5, 2017, between the Registrant, Wells Fargo Bank, National Association, and the Underwriters.

On April 19, 2017, the Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class V and Class R Certificates (collectively, the “Privately Offered Certificates”) were sold to Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Academy Securities, Inc., as initial purchasers (collectively, in such capacities, the “Initial Purchasers”), pursuant to a Certificate Purchase Agreement, dated as of April 5, 2017, between the Registrant, Wells Fargo Bank, National Association, and the Initial Purchasers. On April 19, 2017, the RR Interest was transferred to Wells Fargo Bank, National Association, Bank of America, National Association and Morgan Stanley Bank, N.A. (in such capacity, the “Retaining Parties”), pursuant to an RR Interest Transfer Agreement, dated as of April 6, 2017, between the Registrant and the Retaining Parties. The Privately Offered Certificates and the RR Interest were sold or transferred in transactions exempt from registration under the Securities Act of 1933, as amended.

The Certificates represent, in the aggregate, the entire beneficial ownership in BANK 2017-BNK4, a common law trust fund formed on April 19, 2017 under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Issuing Entity’s primary assets are forty-eight (48) commercial, multifamily and manufactured housing community mortgage loans (the “Mortgage Loans”). The net proceeds of the sale of the Certificates were applied to the purchase of the Mortgage Loans by the Registrant from Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC and Wells Fargo Bank, National Association.

The Registrant sold all of the Publicly Offered Certificates, having an aggregate certificate balance of $826,084,000, on April 19, 2017. The net proceeds of the offering to the Registrant of the issuance of the Publicly Offered Certificates, after deducting expenses payable by the Registrant of $6,432,861, were approximately $919,513,425. Of the expenses paid by the Registrant, approximately $95,600 were paid directly to affiliates of the Registrant, $898,042 in the form of fees were paid to the Underwriters, $432,244 were paid to or for the Underwriters and $5,006,975 were other expenses. All of the foregoing expense amounts are the Registrant’s reasonable estimates of such expenses. No underwriting discounts and commissions or finder’s fees were paid by the Registrant; the Publicly Offered Certificates were offered by the Underwriters for sale to the public in negotiated transactions or otherwise at varying prices determined at the time of sale. The Registrant also sold to the Initial Purchasers on such date the Privately Offered Certificates, having an aggregate certificate balance of $131,695,400, and transferred to the Retaining Parties the RR Interest, having a certificate balance of $50,409,442.16, in each case in private placement transactions exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act. Further information regarding such sales has been previously provided on the Registrant’s Current Report on Form 8-K, filed April 19, 2017 (including, as to the price per class of Publicly Offered Certificates, on Schedule I to the Underwriting Agreement filed as an exhibit thereto) and in its Prospectus, dated April 6, 2017. The related registration statement (file no. 333-206677) was originally declared effective on November 23, 2015.

In connection with the issuance and sale to the Underwriters of the Publicly Offered Certificates, a legal opinion was rendered related to the validity of, and certain federal income tax considerations relating to, the Publicly Offered Certificates, which legal opinion is attached as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

5.1	Legality Opinion of Sidley Austin LLP, dated April 19, 2017.

8.1	Tax Opinion of Sidley Austin LLP, dated April 19, 2017 (included as part of Exhibit 5.1).

23.1	Consent of Sidley Austin LLP (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC.

By:	/s/ Anthony J. Sfarra
Name: Title:	Anthony J. Sfarra President

Dated: April 19, 2017

Exhibit Index

Exhibit No.	Description

5.1	Legality Opinion of Sidley Austin LLP, dated April 19, 2017.

8.1	Tax Opinion of Sidley Austin LLP, dated April 19, 2017 (included as part of Exhibit 5.1).

23.1	Consent of Sidley Austin LLP (included as part of Exhibit 5.1).

5